Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz

                                                            Document Number
                                                            20080037226-70
                                                            Filing Date and Time
                                                            01/16/2008 8:18 AM
                                                            Entity Number
                                                            E0037322008-3

                                                          Filed in the office of
                                                                /s/ Ross Miller
                                                                    Ross Miller
                                                              Secretary of State
                                                                 State of Nevada

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:           PLETHORA RESOURCES, INC.

2. Resident Agent Name &
   Street Address:                CORPORATE SERVICE OF NEVADA
                                  502 NORTH DIVISION STREET
                                  CARSON CITY NEVADA 89703

3. Shares:                        Number of Shares with par value: 75,000,000
                                  Par value: $.001
                                  Number of Shares without par value:

4. Name & Address of Board
   Of Directors/Trustees:         1. ARTUR ETEZOV
                                     C/O 204 WEST SPEAR STREET
                                     CARSON CITY NEVADA 89703

5. Purpose:


6. Name, Address & Signature
   Of Incorporator:               DON HARMER                     /s/ Don Harmer
                                  502 NORTH DIVISION STREET
                                  CARSON CITY NEVADA 89703

7. Certificate of Acceptance      I hereby accept appointment as Resident Agent
   Of Appointment of Resident     for the above named corporation.
   Agent:
                                  /s/ April Logan /Sec/CSR            1-15-2008
                                  Authorized Signature of R.A.          Date

                            ARTICLES OF INCORPORATION
                                       OF
                            PLETHORA RESOURCES, INC.
                              A NEVADA CORPORATION


KNOW ALL MEN BY THESE PRESENTS

     THE UNDERSIGNED. FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE LAWS OF THE STATE OF NEVADA. RELATING TO THE GENERAL CORPORATION LAW.

I DO HEREBY CERTIFY THAT:

     FIRST: THE NAME OF THE CORPORATION SHALL BE:

                            PLETHORA RESOURCES, INC.

     SECOND: THE CORPORATION IS AUTHORIZED TO CARRY ON ANY LAWFUL BUSINESS OR ENTERPRISE FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA. THE CORPORATION SHALL HAVE THE SAME POWERS AS AN INDIVIDUAL TO DO ALL THINGS NECESSARY OR CONVENIENT TO CARRY OUT ITS BUSINESS AND AFFAIRS, SUBJECT TO ANY LIMITATIONS OR RESTRICTIONS IMPOSED BY APPLICABLE LAW OR THESE ARTICLES. THE CORPORATION MAY CONDUCT ALL OR ANY PART OF ITS BUSINESS, AND MAY HOLD, PURCHASE. MORTGAGE. LEASE AND CONVEY REAL AND/OR PERSONAL PROPERTY, ANYWHERE IN THE WORLD.

     THIRD: THE TOTAL NUMBER OF SHARES THAT THE CORPORATION HAS AUTHORITY TO ISSUE IS ONE HUNDRED SEVENTY-FIVE MILLION (75,000,000) SHARES WITH EACH SHARE HAVING A PAR VALUE OF ONE-TENTH OF ONE CENT ($.001). SAID SHARES SHALL BE FULLY PAID AND NON-ASSESSABLE UPON RECEIPT BY THE CORPORATION OF APPOSITE CONSIDERATION. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION, THE CLASSES, SERIES, NUMBER OF EACH CLASS AND SERIES, VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK.

     FOURTH: THE ADDRESS OF THE REGISTERED OFFICE OF THE CORPORATION IS 204 WEST SPEAR STREET, CARSON CITY, NEVADA 89703. THE RESIDENT AGENT OF THE CORPORATION IS TO BE CORPORATE SERVICES OF NEVADA, LOCATED AT 5O2 NORTH DIVISION STREET, CARSON CITY, NEVADA 89703.

     FIFTH: THE MEMBERS OF THE GOVERNING BOARD OF' THIS CORPORATION SHALL BE STYLED, AS DIRECTORS OVER THE AGE OF EIGHTEEN (18) AND THEIR NUMBER SHALL BE NOT LESS THAN ONE. THE NUMBER OF DIRECTORS OF THE CORPORATION MAY BE . FIXED FROM TIME TO LIME IN ACCORDANCE WITH THE BY-LAWS OF THE CORPORATION. THE INITIAL DIRECTOR OF THIS CORPORATION SHALL BE ONE, AND THE NAME AND ADDRESS OF THE INITIAL DIRECTOR IS:

                                  ARTUR ETEZOV
                            C/O 204 WEST SPEAR STREET
                             CARSON CITY, NV. 69703

     SIXTH: THE NAME AND ADDRESS OF THE INCORPORATOR IS AS FOLLOWS:

                                   DON HARMER
                             502 NORTH DIVISION ST.
                             CARSON CITY, NV. 89703

     SEVENTH: THE PERIOD OF EXISTENCE OF THIS CORPORATION SHALL BE PERPETUAL.

     EIGHTH NO DIRECTOR, OFFICER OR SHAREHOLDER OF THIS CORPORATION SHALL HAVE PERSONAL. LIABILITY FOR DAMAGES FOR BREACH OF ANY FIDUCIARY DULY AS A DIRECTOR OR OFFICER TO THE CORPORATION, ITS SHAREHOLDERS OR ANY OTHER PERSON EXCEPT FOR

     (A) ACTS OR OMISSIONS WHICH INVOLVE INTENTIONAL MISCONDUCT, FRAUD OR A KNOWING VIOLATION OF LAW;

                                       OR

     (B)  THE PAYMENT OF DIVIDENDS IN VIOLATION OF NRS 78.300

     ANY AMENDMENT, MODIFICATION OR REPEAL OF THE FOREGOING SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF A DIRECTOR OF THE CORPORATION HEREUNDER IN RESPECT OF ANY ACT OR OMISSION OCCURRING PRIOR TO THE TIME OF SUCH AMENDMENT, MODIFICATION OR REPEAL.

     NINTH: THE CORPORATION MAY AMEND THESE ARTICLES OF INCORPORATION AT ANY TIME TO ADD OR CHANGE A PROVISION THAT IS REQUIRED OR PERMITTED TO BE IN THE ARTICLES OF INCORPORATION OR TO DELETE A PROVISION NOT REQUIRED TO BE IN THE ARTICLES OF INCORPORATION. WHETHER A PROVISION IS REQUIRED OR PERMITTED TO BE IN THE ARTICLES OF INCORPORATION IS DETERMINED AS OF THE EFFECTIVE DATE OF THE AMENDMENT.

     THE UNDERSIGNED. FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE LAWS OF THE STATE OF NEVADA, DO MAKE, FILE AND RECORD THIS CERTIFICATE, AND DO CERTIFY THAT THE FACTS HEREIN STATED ARE TRUE AND I HAVE ACCORDINGLY HEREUNTO SET MY HAND AND SEAL THIS DAY: TUESDAY, JANUARY 15, 2008.


                                                  /s/ Don Harmer
                                                  ------------------------------
                                                  DON HARMER

STATE OF NEVADA     }
                    :ss.
CARSON CITY         }


ON THIS 15TH DAY OF JANUARY, 2008 PERSONALLY APPEARED BEFORE ME, APRIL LOGAN, A NOTARY PUBLIC, DON HARMER, WHO ACKNOWLEDGED THAT HE EXECUTED THE ABOVE INSTRUMENT.



APRIL LOGAN                                       /s/ April Logan
NOTARY PUBLIC-- NEVADA                            ------------------------------
Apt. Recorded in Douglas County                                    NOTARY PUBLIC
My Appt. Exp. March 16, 2011

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